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                                                                     Exhibit 4.1

                         MERCURY INTERACTIVE CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN

       (Amended and Restated as of May 24, 2000 and Amended by the Board
                    on July 31, 2001 and February 12, 2002)

     1.  Purpose. The purpose of the Plan is to provide employees of Mercury
         -------
Interactive Corporation and its Designated Subsidiaries with an opportunity to purchase Common Stock of Mercury Interactive Corporation through accumulated payroll deductions. It is the intention of Mercury Interactive Corporation to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.
         -----------

         (a) "Board" means the Board of Directors of Mercury Interactive
              -----
Corporation.

         (b) "Code" means the U.S. Internal Revenue Code of 1986, as amended.
              ----

         (c) "Common Stock" means the Common Stock of Mercury Interactive
              ------------
Corporation.

         (d) "Company" means Mercury Interactive Corporation, a Delaware
              -------
corporation and (where the context so requires), its Designated Subsidiaries.

         (e) "Compensation" means all regular straight time earnings, and all
              ------------
payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

         (f) "Designated Subsidiaries" means the Subsidiaries which have been
              -----------------------
designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. As of the date of adoption of the Plan, the Designated Subsidiaries are Mercury Interactive (Israel) Ltd, Mercury Interactive (Europe) N.V., Mercury Interactive France S.A.R.L., Mercury Interactive GmbH, and Mercury Interactive (UK) Ltd. Additional Designated Subsidiaries, as added by the Board, shall be listed in Appendix I to the Plan.

         (g) "Employee" means any individual who is an employee of the Company
              --------
or its Designated Subsidiary for purposes of U.S. income tax withholding under the Code whose customary employment is at least twenty (20) hours per week and more than five months in any calendar year (including Employees of a Designated Subsidiary who would, if subject to US. income tax, be an employee for such purposes). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         (h) "Exercise Date" means the date one day prior to the date 6 months
              -------------
from any Offering Date. [see 7/31/01 Board Amendment]


         (i) "Offering Date" means the first day of each Offering Period of the
              -------------
Plan. The first Offering Date under the Plan will be May 20, 1998.


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         (j) "Offering Period" means a 6-month period beginning on the Offering
              ---------------
Date and ending on the Exercise Date. [see 7/31/01 Board Amendment]

         (k) "Plan" means this 1998 Employee Stock Purchase Plan as amended and
              ----
restated effective May 24, 2000.

         (l) "Subsidiary" means a corporation, domestic or foreign, of which
              ----------
not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         (m) "Trading Day" means a day on which national stock exchanges and
              -----------
the Nasdaq National Market are open for trading.

     3.  Eligibility.
         -----------

         (a) Any Employee as defined in Section 2 who shall be employed by the Company on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.  Offering Periods. The Plan shall be implemented by consecutive 6-month
         ----------------
Offering Periods with a new Offering Period commencing on February 16 and August 16 of each year; except that the initial Offering Period shall be short Offering Period commencing on May 20, 1998 and ending on August 14, 1998. (the "Initial Offering Period"). The Plan shall continue thereafter until terminated in accordance with Section 20 hereof. Subject to the requirements of Section 19, the Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected. [see 7/31/01 Board Amendment]

     5.  Participation.
         -------------

         (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company's payroll office at least 10 business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. [see 2/8/01 Board Amendment]

         (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

     6.  Payroll Deductions.
         ------------------

         (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding 15% nor less than one percent of his or her Compensation. The aggregate of such payroll deductions during any Offering Period shall not exceed 15% of his or her aggregate Compensation during said Offering Period.

         (b) All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

         (c) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease (but not increase) the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new subscription agreement authorizing a decrease in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his or her payroll deductions more than once in any one month. The change in rate shall be effective 15 days following the Company's receipt of the new authorization or such shorter period as may be permitted by the Company. Subject to the limitations of Section 6(a), a participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 10.

         (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to zero percent by the Administrator at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

         (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the dispositions, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.  Grant of Option.
         ---------------

         (a) Subject to Sections 7(c) and 7(d) below, on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) 85% of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) 85% of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering

Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of each option during each Offering Period shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and each option shall expire at midnight on the last day of the applicable Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

         (b) Subject to Sections 7(c) and 7(d) below, the option price per share of the shares offered in a given Offering Period shall be the lower of:
(i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the Nasdaq National Market, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Offering Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next Trading Day.

         (c) Notwithstanding Sections 7(a) and 7(b) above, (i) each eligible Employee participating in the Initial Offering Period shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to the Exercise Date and retained in the Participant's account as of the Exercise Date by 85% of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during the Initial Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof and (ii) the option price per share of the shares offered in the Initial Offering Period shall be 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date.

         (d) Notwithstanding anything to the contrary contained herein, in the event that during any Offering Period the accounting rules relating to noncompensatory treatment of employee stock purchase plans under section 423 of the Code change so as to require, in the written opinion of the Company's independent public accountants, that the Company recognize a compensatory charge to earnings with respect to options granted during such Offering Period, the Board may, in its discretion, take any steps necessary to reduce or eliminate such charge to earnings. Such steps may include (without limitation) (i) amending the Plan to provide that the Exercise Price for any Offering Period (including the current Offering Period) shall be equal to 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date only or
(ii) immediately terminating the Offering Period and returning all payroll deductions withheld to participants prior to the Exercise Date. The Board will advise participants of any accounting-related amendment that affects pricing no less than 5 business days prior to the Exercise Date of the affected Offering Period. No prior notice will be required in the event of an accounting-related termination of the Offering Period provided that payroll deductions are returned to the participant as promptly as practicable after the termination.

     8.  Exercise of Option. Unless a participant withdraws from the Plan as
         ------------------
provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the

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applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any amount remaining in the participant's account after an Exercise Date shall be held in the account until the Exercise Date of the next Offering Period, unless the Offering Period has been oversubscribed or the Plan has terminated with such Exercise Date, in which case such amount shall be refunded to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9.  Delivery. As promptly as practicable after the Exercise Date, the
         --------
Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period which is insufficient to purchase a full share of Common Stock of the Company shall be applied to the participant's account for the next Offering Period. [see 7/31/01 Board Amendment]

     10. Withdrawal; Termination of Employment.
         -------------------------------------

         (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company pursuant to a form to be provided by the Company. All of the participant's payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant's remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

         (b) Upon a participant's ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant's remaining option or options will be automatically terminated.

         (c) In the event an Employee fails to remain an Employee of the Company for at least 20 hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant's remaining option or options terminated.

         (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the participant withdraws.

     11. Interest. No interest shall accrue on the payroll deductions of a
         --------
participant in the Plan.

     12. Stock.
         -----

         (a) Subject to Section 18 of the Plan, the maximum number of Shares reserved and available for issuance pursuant to the Plan is 2,500,000*. If any Shares that have been optioned under the Plan cease to be subject to an option (other than through exercise of the option), or if any option granted hereunder is forfeited, the Shares that were subject to such option shall again be available for distribution in connection with future grants under the Plan. Notwithstanding the previous sentence, if Shares subject to an option are used for tax withholding, only the net number of Shares issued to the participant in the transaction shall be considered to be "issued" under the Plan, and the remaining Shares that were subject to such option shall again be available for distribution in connection with future option grants under the Plan.

     If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Board shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable or, subject to the restrictions of Section 423 of the Code, take such other steps to reallocate Shares as it determines shall be equitable. The Company shall give written notice of such reduction or reallocation to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

         (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

         (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13. Administration. The Plan shall be administered by the Board of
         --------------
Directors of the Company or a committee appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan.

     14. Designation of Beneficiary.
         --------------------------

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to an Exercise Date.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant's
         ---------------
account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

     16. Use of Funds. All payroll deductions received or held by the Company
         ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in
         -------
the Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization. Subject to any required
         ------------------------------------------
action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves") as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of any conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least 5 business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. Amendment or Termination.
         ------------------------

         (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 7(c) and Section 18, no such termination can affect options previously granted, provided that the Plan may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of The Company and its stockholders. Except as provided in Section 7(c) and Section 18 no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. Notices. All notices or other communications by a participant to the
         -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications by the Company to a participant under or in connection with the Plan shall be deemed to have been duly given when mailed to the participant at the last address provided by the participant to the Company.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with
         ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan. The Plan shall become effective on May 20, 1998 and
         ------------
terminate on August 16, 2008 unless sooner terminated under Section 19.

                                    EXHIBIT A
                                    ---------

                         MERCURY INTERACTIVE CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT


[ ]  Original Application                        Offering Date:
                                                               -----------------
[ ]  Decrease in Payroll Deduction Rate

[ ]  Change of Beneficiary

1.                                hereby elects to participate in the Mercury
     ----------------------------
     Interactive Corporation 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (not to be less than one percent and
     --
     not to exceed 15%) during the Offering Period in accordance with the Stock Purchase Plan. (Please note that no fractional percentages are permitted). Such deductions are to continue for succeeding Offering Periods under the Stock Purchase Plan until I give written instructions for a decrease in or termination of such deductions.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Exercise Date unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose and any amounts not used to purchase shares will be applied to the next Offering Period.

4. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:
                    ------------------------------------------------------------

     ---------------------------------------------------------------------------

5. I acknowledge that, under the Internal Revenue Code, there are special tax "holding period" rules that govern the tax consequences of buying and selling shares under the Stock Purchase Plan. I understand that if I dispose of shares purchased under the Plan within two years of the Offering Date (i.e., the first day of the Offering Period) or within one year of the Exercise Date (i.e., the date the shares are purchased), I will be treated for federal income tax purposes as having received ordinary income at the time of the sale equal to the difference between my purchase price and the market value of the stock on the Exercise Date. Any amount in excess of
                               --------------------
     that difference will be treated as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.

     I further understand that if I hold the shares for both the two-year and one-year holding periods described above, at the time I dispose of the shares I will be treated for federal income tax purposes as having received ordinary income in an amount equal only to the lesser of (1) the difference between my purchase price and the market value of the stock on the Offering
                                                                 ---------------
     Date or (2) the difference between my purchase price and the actual sale
     ----
     price for my stock. Any additional gain I receive on the sale will be treated as capital gain.

6. I have received a copy of the Company's most recent prospectus which describes the Stock Purchase Plan and a copy of the complete "Mercury Interactive Corporation 1998 Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

NAME (Please print):
                     ----------------------------------------------------------------------------------------
                     (First)                                (Middle)                                   (Last)


----------------------------    -----------------------------------------------------------------------------
Relationship
                                -----------------------------------------------------------------------------
                                (Address)

NAME (Please print):
                     ----------------------------------------------------------------------------------------
                     (First)                                (Middle)                                   (Last)


----------------------------    -----------------------------------------------------------------------------
Relationship
                                -----------------------------------------------------------------------------
                                (Address)

NAME (Please print):
                     ----------------------------------------------------------------------------------------
                     (First)                                (Middle)                                   (Last)


----------------------------    -----------------------------------------------------------------------------
Relationship
                                -----------------------------------------------------------------------------
                                (Address)


Employee's Social Security Number:
                                   --------------------------------------------------------------------------

Employee's Address:
                            ---------------------------------------------------------------------------------

                            ---------------------------------------------------------------------------------

                            ---------------------------------------------------------------------------------

     I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS
UNLESS TERMINATED BY ME.

Dated:
       ----------------------------    ----------------------------------------------------------------------
                                       Signature of Employee

                                    EXHIBIT B
                                    ---------

                         MERCURY INTERACTIVE CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

     The undersigned participant in the Offering Period of the Mercury Interactive Corporation 1998 Employee Stock Purchase Plan which began on
           , 200  (the "Offering Date") hereby notifies the Company that he or
-------- --     -
she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as possible all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her remaining option or options for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                      Name and Address of Participant

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                                      Signature


                                      ------------------------------------------

                                      Date:
                                            ------------------------------------

                                    EXHIBIT C
                                    ---------

                         MERCURY INTERACTIVE CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                       NOTICE OF SALE OR OTHER DISPOSITION

To:  Mercury Interactive Corporation

     --------------------------------------

     --------------------------------------

     --------------------------------------

     Attn:
           --------------------------------


     This notice is to inform the Company of sales or other dispositions of stock acquired under the 1998 Employee Stock Purchase Plan, so that the Company can fulfill its tax reporting obligations. This form must be completed and submitted to the Company whenever you sell stock acquired under the Plan, even if you no longer are employed by the Company. If you need assistance in completing this form, contact the Human Resources Department.

1.  Employee Name:
                   -------------------------------------------------------------

2.  Number of Shares Sold or Disposed of:
                                          --------------------------------------

3.  Date(s) these Shares were purchased under the Plan:
                                                        ------------------------

4.  Date of Sale or other Disposition:
                                       -----------------------------------------

5.  Type of Disposition:  Sale     Gift     Other (describe)
                               --       --                   --

6.  Stock Price per Share at Sale or Disposition: $
                                                   -----------------------------

7.  Amount Received on Sale or Disposition: $
                                             -----------------------------------



                                      ------------------------------------------
                                                   Employee Signature

                                APPENDIX I TO THE
                                -----------------
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------

                            "Designated Subsidiaries"
                            -------------------------
                     Of Mercury Interactive Corporation as
                     -------------------------------------
                 Approved by the Board as of November 6, 2001:
                 ---------------------------------------------

Mercury Interactive (Australia) Pty Ltd., organized under laws of Australia

Mercury Interactive Canada Inc., organized under the laws of Canada

Mercury Interactive Aps, organized under the laws of Denmark

Mercury Interactive Oy, organized under the laws of Finland

Mercury Interactive France SARL, organized under the laws of France

Mercury Interactive Germany GmbH, organized under the laws of Germany

Mercury Interactive (Hong Kong) Limited, organized under the laws of Hong Kong

Mercury Interactive (Israel) Limited, organized under the laws of Israel

Mercury Interactive Srl, organized under the laws of Italy

Mercury Interactive Japan K.K., organized under the laws of Japan

Mercury Interactive (Korea) Co. Ltd., organized under the laws of Korea

Mercury Interactive B.V., organized under the laws of the Netherlands

Mercury Interactive (Europe) B.V., organized under the laws of the Netherlands

Mercury Interactive (Singapore) Pte Ltd., organized under the laws of Singapore

Mercury Interactive SA (Pty) Ltd., organized under the laws of South Africa

Mercury Interactive Spain, organized under the laws of Spain

Mercury Interactive Nordic AB, organized under the laws of Sweden

Mercury Interactive Switzerland, organized under the laws of Switzerland

Mercury Interactive (UK) Limited, organized under the laws of the United Kingdom

Freshwater Software, Inc., incorporated under the laws of California

               Amendments to the Mercury Interactive Corporation
                       1998 Employee Stock Purchase Plan
           (as approved by the Board of Directors on February 8, 2001)

     Effective as of February 8, 2001, the Board of Directors of Mercury Interactive Corporation approved the following amendment to paragraph 5(a) of the 1998 Employee Stock Purchase Plan:

     RESOLVED: That employees of this Corporation shall be allowed to file a
     --------
     completed subscription agreement with the Company on or before one business day prior to the applicable Offering Date.

                Amendments to the Mercury Interactive Corporation
                       1998 Employee Stock Purchase Plan
            (as approved by the Board of Directors on July 31, 2001)

     Effective as of July 31, 2001, the Board of Directors of Mercury Interactive Corporation approved the following amendments to the 1998 Employee Stock Purchase Plan (the "Plan"), in order to change the Offering Periods from 6 months to 24 months as permitted by Section 4 of the Plan:

Paragraph 2. Definitions. The following sub-paragraphs of Section 2 are hereby
             -----------
amended and replaced in their entirety with the following:

     "(h) "Exercise Date" means the date one day prior to the date 6 months, 12
           -------------
months, 18 months or 24 months after the Offering Date on each Offering Period."

     "(j) "Offering Period" means a period of 24 months consisting of four
           ---------------
6-month Exercise Periods during which options granted pursuant to the Plan may be exercised."

The following definition is hereby inserted as sub-paragraph (n) of Section 2:

     "(n) "Exercise Period" means a period commencing on an Offering Date on the
           ---------------
day after an Exercise Date and terminating one day prior to the date 6 months later."

Paragraph 4. Offering Periods. Paragraph 4 is hereby amended and replaced in its
             ----------------
entirety with the following:

          "4. Offering Periods. The Plan shall be implemented by overlapping
              ----------------
     24-month Offering Periods with a new Offering Period commencing on February 16 and August 16 of each year. The Plan shall continue thereafter until terminated in accordance with Section 20 hereof. Subject to the requirements of Section 19, the Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected. In the event that the fair market value of the Company's Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. For these purposes, the automatic transfer to a "Low Price Offering Period" described above shall not be a change in the duration of the Offering Period."

Paragraph 9. Delivery. Paragraph 9 is hereby amended and replaced in its
             --------
entirety with the following:

          "9. Delivery. As promptly as practicable after the Exercise Date, the
              --------
     Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Exercise Period which is insufficient to purchase a full share of Common Stock of the Company shall be applied to the participant's account for the next Exercise Period."

                Amendments to the Mercury Interactive Corporation
                       1998 Employee Stock Purchase Plan
          (as approved by the Board of Directors on February 12, 2002)

     RESOLVED: That the reservation of an additional 500,000 shares of the
     --------
     Corporation's Common Stock for issuance under this Corporation's 1998 Employee Stock Purchase Plan is hereby approved.

     RESOLVED FURTHER: That the officers of this Corporation are authorized to
     ----------------
     take such actions and execute such documents, within the scope of the foregoing resolutions, as are reasonable and necessary to carry out the intent and accomplish the purposes of these resolutions.